CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Statements" in the Prospectus, and to the use of our reports on ASA Limited dated December 23, 2003 and July 16, 2004, which are included in this Registration Statement (Form N-2) of ASA (Bermuda) Limited.




                                                     ERNST & YOUNG LLP

New York, New York
November 15, 2004